Exhibit 10.1

THIS AGREEMENT is made the 13th day of May 2009

BETWEEN the parties more particularly described and set out in the First Schedule hereto.

WHEREBY IT IS AGREED as follows:-

1. The Landlord shall let and the Tenant shall take ALL THOSE premises more particularly described in the Second Schedule hereto (hereinafter called “the said premises”) Together with the use in common with the Landlord and all others having the like right of the entrances staircases landings, passages and lavatories (if any) in the Building of which the said premises form part which is more particularly described in the Second Schedule hereto (hereinafter called “the Building”) And together with the use in common as aforesaid of the lift service in the Building (if any and whenever the same shall be operated) for the term and at the rent more particularly set out in the Third Schedule hereto.

2. The Tenant to the intent that the obligations may continue throughout the term of tenancy hereby agrees with the Landlord in the following manner, that is to say:-

(a)	To pay the rent at the date and in the manner aforesaid.

(b)

To pay and discharge all rates, management fees and all other taxes, assessments, duties, charges, impositions and all other outgoings of an annual or recurring nature which now are or shall at any time hereafter during the term hereof be assessed imposed or charged by The Government of Hong Kong Special Administrative Region (the “Government of the HKSAR”), the Management Committee of the Building or any other lawful authorities upon the said premises or upon the owner or occupier in respect thereof (inclusive of but not limited to Government rent and rates) and to produce to the Landlord such receipts or other evidence of any of the payments aforesaid as the Landlord may from time to time reasonably require. If for any reason whatsoever the rateable value of the said premises during the term is increased to a figure in excess of the rateable value as at the date of this Agreement or if the management fees payable shall be increased then and in any such case the Tenant shall during the continuance of the term bear such increase in management fees and the amount of such increase or increases shall form part of the rent and be recoverable accordingly.

(c)	To observe such house rules as may from time to time be established by the Management Committee of the Building for the purpose of the proper management and control of the said premises and the Building.

(d)	To obey and comply with all the requirements of the Government or other lawful authorities and with all laws ordinances rules and regulations with respect to the use of said premises and to be answerable and responsible for any failure on the part of its employees servants workmen licensees or all other authorised persons to observe such requirements laws ordinances rules and regulations.

(e)	To use the said premises only for commercial purpose only.

(f)	Not to use the said premises or any part thereof or permit them to be used for any illegal or immoral purpose.

(g)	Not to do or permit to be done in or upon the said premises or any part thereof anything which may be or become a nuisance annoyance inconvenience damage or disturbance to the Landlord or to any of the tenants or occupiers of the Building and of the neighbouring or adjacent premises or buildings.

(h)

At the Tenant’s own expenses to keep all the interior of the said premises including the flooring and interior plaster or other finishing materials or rendering to walls, floor and ceilings and all sanitary water apparatus and the Landlord’s fixtures therein including all doors, windows, carpets, electrical installations and wirings and the furniture more particularly described in the Fifth Schedule hereto in proper repair and conditions and deliver up the same to the Landlord at the expiration or sooner determination of the term in proper repair and condition.

(i)	To take all reasonable precautions to protect the interior of the said premises against damage by storm, typhoon or the like threats.

(j)	Not to do or permit to be done anything whereby the policy or policies of insurance, if any, on the said premises or the contents thereof and the Building itself may become void or voidable or whereby the rate of premium thereon may be increased Provided That if as a result of any such act, deed, matter or thing done permitted or suffered by the Tenant, any such policy or policies of insurance shall become void or voidable or the premium thereon shall be increased, the Landlord shall be entitled to at his option either to terminate this Agreement or to continue the same upon compensation by the Tenant to the Landlord for all reasonable losses or damages the Landlord may suffer in consequence of the breach of this term and that the Tenant shall also repay to the Landlord all sums paid by way of increased premium and all reasonable expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach of this term and upon such other terms and conditions as the Landlord may, at his discretion think fit to impose.

(k)	To keep in good clean tenantable condition all the drains and pipes in the said premises and to pay to the Landlord on demand all reasonable costs incurred by the Landlord in cleansing and clearing any of the drains pipes sanitary or water apparatus choked or stopped up owing to careless or negligent use thereof by the Tenant or his employees, servants, workmen, licensees, customers or any persons authorised by him.

(l)	To repair and amend in a proper and workmanlike manner any defect within a reasonable time, for which the Tenant is responsible hereunder except a structural defect for which the Landlord is responsible, in the interior of the said premises, if any, of which notice shall have been given to the Tenant.

(m)	To replace all broken or damaged windows, doors and fixtures of and in the said premises whether the same be broken or damaged due to the negligence or default of the Tenant or owing to circumstances beyond the control of the Tenant.

(n)	To permit the Landlord and his agents with or without workmen and others and with or without tools and appliances at all reasonable times with prior appointment being made to enter the said premises and any part thereof to view the state of repair and condition thereof and to take inventories of the fixtures fittings and equipment therein. The Tenant shall upon receipt of any notice from the Landlord specifying any defect or want of repair found in the said premises repair and make good the same and if the Tenant shall fail to do so within fifteen (15) days from the date of such notice as aforesaid the Tenant shall permit the Landlord to enter upon the said premises for the purpose of carrying out such repairs and the Tenant shall pay the Landlord’s reasonable cost of carrying out any such repairs or work and in connection with any such notice as aforesaid.

(o)	Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunition gun-powder salt-petre petrol kerosene or other explosive or combustible substance or hazardous or unlawful goods in any part of the said premises and not at any time during the term to allow the said premises or any part thereof to be used in any way entailing a fine forfeiture or penalty against the Landlord under any law for the time being in force in Hong Kong.

(p)	Not to do or suffer any act which shall amount to a breach or non-observance of any of the terms conditions and covenants contained in the Government Lease and/or Conditions or contained in the Deed of Mutual Covenant and the Management Agreement (if any) in respect of the Building.

(q)	Not without the previous consent in writing of the Landlord which consent shall not be unreasonably withheld to make or permit any alterations in or additions to the said premises or any part thereof or to any of the fixtures nor pull down alter or remove any portions of the partitions or fittings thereof nor make any alterations in the architectural features or facings or to the electrical wiring installations thereof.

(r)	Not to cut maim or injure or cause suffer or permit to be cut maimed or injured any doors windows walls joists cement concrete columns beams girders floor slabs or any other part of the fabric of the said premises without the prior consent of the Landlord which consent shall not be unreasonably withheld.

(s)

Not to encumber obstruct or permit to be encumbered or obstructed with any boxes, packaging, merchandise, rubbish or other articles or obstructions of any kind or nature any of the entrances, exits, staircases, landings, passages save in spaces designated for disposal of lifts, rubbish lifts, lobbies or other parts of the Building not included in the said premises. In addition to any other remedies which the Landlord may have hereunder, the Landlord, his servants or agents may without any prior notice to the Tenant remove any such obstruction and dispose of the same as he may think fit without incurring any liability therefor and the Tenant shall on demand pay to the Landlord all costs and expenses incurred in such removal.

(t)	Not to produce or permit or suffer to be produced any loud music or excessive noise (including sound produced by broadcasting or any apparatus or equipment capable of producing, reproducing, receiving or recording sound), so as to create a nuisance or annoyance to the occupants of the building or neighbouring premises.

(u)	Not to assign, underlet, licence, share the use of or otherwise part with the possession of the said premises or any part thereof in any way whether by way of sub-letting, lending, sharing or other means whereby any person or persons not a party to this Agreement (save and except Abacus Systems Company Limited (Company Number: 503607), a company incorporated under the laws of Hong Kong) obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession. The Tenancy shall be personal to the Tenant named in this Agreement (save and except that the Tenant may by prior written notice in writing to the Landlord, change its Company Name with its Company number unchanged). In the event of any such transfer sub-letting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the said premises upon receipt of notice to that effect from the Landlord.

(v)	To permit the Landlord during the three months immediately preceding the determination of the tenancy hereby created to affix and retain without interference upon any external part of the said premises a notice for reletting or selling the same and the Tenant shall permit persons with written authority from the Landlord or their agents at all reasonable time of the day with prior appointment being made to enter and view the said premises or any part thereof.

(w)	To fully indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever made upon the Landlord in respect of any damage loss or injury to any person or property whatsoever caused by or through or in any way owing to activities in the said premises or the defective or damaged conditions of the said premises or any part thereof for the repair of which the Tenant is responsible hereunder or caused by the negligence of the Tenant.

(x)	At the expiration or sooner determination of the term quietly to yield up to the Landlord the said premises and all fixtures fittings decorations fixed partitions improvements and additions thereto in good tenantable and substantial repair and condition.

(y)	To take the said premises on as “as is” basis and takes the said premises as it stands.

3. The Landlord hereby agrees with the Tenant as follows:-

(a)	That the Tenant paying the rent hereby reserved and performing and observing the agreements stipulations and conditions hereinbefore contained shall have quiet possession and enjoyment of the said premises during the term without any interruption by the Landlord or any person lawfully claiming through under or in trust for him.

(b)	To pay Property Tax in respect of the said premises during the said term.

(c)	At the expense of the Landlord, to keep in good repair and condition of the main structure main walls, services including water and gas pipes, electricity supply cables and wires, air conditioning, lifts and all common areas and facilities of the Building Provided that the Landlord’s liability hereunder shall not be deemed to have arisen unless and until notice in writing of any want of repair shall have been previously given by the Management Committee or the Tenant to the Landlord.

4. PROVIDED ALWAYS THAT IT IS HEREBY AGREED as follows:-

(a)

If the rent hereby reserved or any part thereof shall be unpaid for fifteen (15) days after the same shall have become payable (whether formally demanded or not) or if the Tenant shall fail or neglect to perform or observe any of agreements stipulations and conditions herein contained and on his part to be performed or observed or if the Tenant shall become bankrupt or being a corporation shall go into voluntary liquidation or, if any, petition shall be filed for the bankruptcy or winding up of the Tenant or if the Tenant shall otherwise become insolvent or enter into any composition or arrangement with his creditors or shall suffer his goods or chattels to be levied in execution then and in any of the said cases, it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine and the deposit paid hereunder shall be forfeited to the Landlord as and for liquidated damages and not as penalty but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant’s agreements stipulations and conditions herein contained and a written notice served by the Landlord on the Tenant or left at the said premises to the effect that the Landlord thereby exercises the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power. All costs and expenses incurred by the Landlord in demanding the rent and other charges shall be repaid by the Tenant and shall be recoverable from him as a debt.

(b)	For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance Cap. 7 and for the purpose of this Agreement the rent in respect of the said premises shall be deemed to be in arrear if not paid at the time and in the manner stipulated as aforesaid. All reasonable costs and expenses for and incidental to distrait shall be paid by the Tenant and is recoverable from the Tenant as a debt.

(c)

The Tenant shall on the signing hereof deposit with the Landlord the sum specified in the Fourth Schedule hereto to secure the due observance and performance by the Tenant of agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant with power for the Landlord, without prejudice to any other right or remedy hereunder to deduct therefrom the amount of any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any agreements stipulations terms or conditions herein contained. In the event of any deduction as aforesaid, the Tenant shall deposit with the Landlord the amount by which the said deposit may have been deducted and if the Tenant shall fail so to do within fourteen (14) days upon receipt of the

Landlord’s notice upon receipt of the Landlord’s notice the Landlord shall forthwith be entitled to re-enter on the said premises or any part thereof in the name of the whole and to determine this Agreement in which event the deposit may be forfeited to the Landlord without prejudice to any other right of the Landlord hereunder. Subject as aforesaid, the said deposit shall be refunded to the Tenant by the Landlord within fourteen (14) days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord or within thirty (30) days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the said agreements, stipulations terms or conditions herein contained and on the part of the Tenant to be observed and performed, whichever is the later.

(d)	The Landlord shall not be under any liability whatsoever to the Tenant or any other person whomsoever in respect of any damage sustained by the Tenant or such other person as aforesaid caused by or through or in any way owing to the overflow of water from the said premises and/or any premises situate in the Building or caused by the negligence of any tenant of such premises save where such loss or damage is caused by the negligence or wilful default of the Landlord. The Tenant shall fully indemnify the Landlord against all reasonable claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of any damage to any person whomsoever caused by or through or in any way owing to the overflow of water from the said premises or caused by the negligence of the Tenant.

(e)	Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach by the Tenant of any of his obligations herein.

(f)	No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s right herein in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or effect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and it shall in no way be considered as waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessary of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

(g)	For the purpose of this Agreement any act default or omission of the agents employees servants visitors and licensees of the Tenant shall be deemed to be default or omission of the Tenant.

(h)	All notice under this Agreement shall be in writing. Any notice to the Tenant shall be sufficiently served if left addressed to the Tenant at the said premises or sent to the Tenant by registered post or left at the Tenant’s last known address (or its registered office if it is a company or corporation) in Hong Kong and any notice to the Landlord shall be sufficiently served if delivered to the Landlord personally or sent to the Landlord by registered post or left at the Landlord’s last known address (or its registered office if it is a company or Corporation) in Hong Kong.

5. The Tenant hereby expressly declares that no fine premium or key money or any other consideration has been paid by the Tenant and any person on behalf of the Tenant to the Landlord in connection with obtaining this tenancy.

6. At any time when the Tenant is two or more persons such expressions include all or either or any such persons and obligations expressed or implied to be made by or with any of them shall be deemed to be made by or with such persons jointly and severally.

7. No warranty express or implied is given by the Landlord that the said premises are fit or otherwise permitted by the relevant authorities to be used for the purposes which the Tenant shall use the said premises for; the Tenant shall not have any claim whatsoever against the Landlord and shall forthwith ceased to use the said premises for such purpose if and whenever the Landlord and/or the Tenant shall be required ordered or demanded by the relevant authorities to cease to use the said premises for such purpose.

8. Each party shall bear its own costs of and incidental to the preparation and completing of the signing of this Agreement. The stamp duty payable on this Agreement shall be borne and paid by the Landlord and the Tenant in equal shares. The registration fee (if any) payable to the Land Registry on the same shall be borne by the Tenant solely.

The Landlord hereby authorises Guangdong Assets Management Limited ( ) to receive the monthly rental payable by the Tenant under this Agreement. The Tenant hereby acknowledges that it shall deposit the monthly rental to the account of Guangdong Assets Management Limited ( ) maintained at Hongkong and Shanghai Banking Corporation (A/C No. 004-808-225049-292).

THE FIRST SCHEDULE ABOVE REFERRED TO

Landlord	:	WING FAT TABACCO COMPANY LIMITED ( ) whose registered office is situate at 26th Floor, Guangdong Investment Tower, No. 148 Connaught Road Central, Hong Kong

Tenant	:	CHINA TYPE DESIGN LIMITED ( ) whose registered office is situate at Room 7A, Yardley Commercial Building, No. 3 Connaught Road West, Sheung Wan, Hong Kong

THE SECOND SCHEDULE ABOVE REFERRED TO

Premises	:	ALL THOSE premises known as OFFICE A on the SEVENTH FLOOR of YARDLEY COMMERCIAL BUILDING (“the Building”), No. 3 Connaught Road West, Hong Kong erected on The Remaining Portion of Marine Lot No. 426, The Remaining Portion of Section B of Marine Lot No. 425, The Remaining Portion of Marine Lot No. 425, The Remaining Portion of Section A of Marine Lot No. 425, The Remaining Portion of Section A of Marine Lot No. 424 and The Remaining Portion of Marine Lot No. 424.

THE THIRD SCHEDULE ABOVE REFERRED TO

Term	:	THREE (3) YEARS commencing on the 16th day of May 2009 and expiring on the 15th day of May 2012 (both days inclusive).

Rent	:	HONG KONG DOLLARS THIRTY SIX THOUSAND SIX HUNDRED AND SIXTY ONLY (HK$36,660.00) (exclusive of Government rent, rates and management fees of HK$9,270.00 per month, subject to revision) payable to the Landlord in advance on the 16th day of each and every month without any deduction whatsoever to the Landlord.

THE FOURTH SCHEDULE ABOVE REFERRED TO

Deposit	:	HONG KONG DOLLARS ONE HUNDRED AND FORTY ONE THOUSAND NINE HUNDRED AND NINETY ONLY (HK$141,990.00).

THE FIFTH SCHEDULE ABOVE REFERRED TO

NIL.

SIGNED by Xiong Guangyang, its	)
director and authorised person for and on	)
behalf of the Landlord in the presence	)
of:-)

Wong Yui Hing
Solicitor
Messrs. Li & Partners
Hong Kong SAR

SIGNED by CHUN TAK CHIU	)
	)	For and on behalf of
its authorised person(s) for and on behalf	)	CHINA TYPE DESIGN LIMITED
of the Tenant in the presence of:-)

NG YING CHI, DAPHNE
ACCOUNTANT
CHINA TYPE DESIGN LIMITED

RECEIVED on or before the day and	)
year first above written of and from the	)
Tenant the sum of HONG KONG	)
DOLLARS ONE HUNDRED AND	)
FORTY ONE THOUSAND NINE	)
HUNDRED AND NINETY ONLY	)
(HK$141,990.00) being the Deposit	)
payable by the Tenant to the Landlord	)
under Clause 4(c) hereof, which said sum	)
of HK$141,990.00 has been transferred	)
from the deposit paid by the Tenant under	)
the previous Tenancy Agreement dated the	)
15th day of May 2007 and made between	)
the parties hereto.	)

WITNESSED by:-

Wong Yui Hing
Solicitor
Messrs. Li & Partners
Hong Kong SAR

Dated the             day of             2009

WING FAT TABACCO COMPANY

LIMITED

and

CHINA TYPE DESIGN LIMITED

TENANCY AGREEMENT

Premises	:	Office A on the 7th Floor, Yardley Commercial Building, No. 3 Connaught Road West, Hong Kong

Term	:	THREE YEARS from 16th May 2009 to 15th May 2012 (both days inclusive)

Monthly Rental	:	HK$36,660.00 (exclusive of Government rent, rates and management fees)

Deposit	:	HK$141,990.00

LI & PARTNERS

SOLICITORS

22/F, World Wide House, Central, Hong Kong

Tel\ : (852)2501 0088

Fax\ : (852)2501 0028

Ref: RL/RL/WYH/5479/15/09